QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in Registration Statement Nos. 333-181424 and 333-173077 of Oconee Federal Financial Corp. on Form S-8 of our report dated September 26, 2012, related to the audits of the consolidated financial statements of Oconee Federal Financial Corp. as of June 30, 2012 and 2011, and for each of the years in the two-year period ending June 30, 2012 appearing in this Annual Report on Form 10-K of Oconee Federal Financial Corp.

                      /s/ Cherry, Bekaert & Holland, L.L.P.

Greenville, South Carolina
September 26, 2012

QuickLinks

  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm